EXHIBIT 10.45

CAPITA

DATED	2008

DEPOSITORY AGREEMENT MEDGENICS, INC. and CAPITA IRG TRUSTEES LIMITED

Capita IRG Trustees Ltd
The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU. Registered in England No. 2729260
Capita IRG Trustees Ltd is authorised and regulated by the Financial Services Authority

Depository Interest Facility Depository Agreement	Version 1.1 Document A1

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THIS DEED is made on                                2008

BETWEEN:

MEDGENICS, INC. (File No. 3166521) a company incorporated and registered in the State of Delaware, United States of America, whose registered office is at 2711 Centreville Road, Suite 400, in the City of Wilmington, 19808, County of New Castle, Delaware, United States of America (the "Company"); and

CAPITA IRG TRUSTEES LIMITED (Registered No. 2729260) whose registered office is at The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU (the "Depository").

RECITALS

(A)
The Company wishes to appoint the Depository to constitute and issue from time to time, upon the terms of the Deed Poll (as defined below) executed or to be executed by the Depository on or about the date of this Agreement, series of uncertificated depository interests, each such series representing a particular class of securities issued by the Company, with a view to facilitating the indirect holding of, and settlement of transactions in, such securities of each class concerned by participants in CREST and the Depository wishes to accept such appointment.

(B)	The Deed Poll sets out, among other things, the terms upon which such depository interests will be issued.

(C)
The Depository has agreed, among other things, that it shall comply and shall procure that certain other persons comply, with the terms of the Deed Poll and to provide certain other services in connection with such depository interests.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	The following words and expressions shall, unless the context otherwise requires, have the following meanings:

"Agreement" means this Depository Agreement as amended from time to time;

"Business Day" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

"Corporate Action" has the meaning given to it in the Crest Manual published by Euroclear UK & Ireland Limited;

"Deed Poll" the trust deed poll (substantially in the form of the draft appended to this Agreement) executed by the Depository on or about the date of this Agreement, as amended or supplemented from time to time in accordance with its terms;

"Event of Default" means, in relation to any party:-

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(a)
that party being unable or admitting its inability to pay its debts as they fall due, suspending making payments on any class of its debts or, by reason of actual or anticipated financial difficulties, commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(b)	a moratorium being declared in respect of any indebtedness of it;

(c)	any corporate action, legal proceedings or other procedure or step being taken in relation to:-

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) by or of that party;

(ii)	a composition, assignment or arrangement with any class of creditor of that party;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that party or any of its assets,

or any analogous procedure or step is taken in any jurisdiction; or

(d)	that party ceasing to carry on its business for any reason;

"Group" means, in relation to any party, that party together with all of its holding companies from time to time and all subsidiaries and subsidiary undertakings from time to time of that party or any holding company of it from time to time, all of them and each of them as the context admits;

"Index Figure" means the monthly figure given by the Retail Prices Index;

"Registrar Agreement" means the registrar agreement between Capita Registrars (Jersey) Limited and the Company dated on or about the date of this Agreement.

"Relevant Date" means in the case of the first review referred to in clause 4.4 the date of this Agreement and for each subsequent review the date of the most recent previous review;

"Retail Prices Index" means the General Index of Retail Prices for all items which is published in the United Kingdom in the Monthly Digest of Statistics by the Office for National Statistics or any replacement of it; and

"Shares" means the shares in the Company from which Depository Interests are issued.

1.2	In this Agreement unless otherwise specified, reference to:

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(a)
a "holding company" or "subsidiary" shall be construed in accordance with sections 736 and 736A of the Companies Act 1985 and a "subsidiary undertaking" shall be construed in accordance with section 258 of the Companies Act 1985;

(b)
a person includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking or organisation (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(c)	a party is to a party to this Agreement and includes its successors in title and permitted assignees;

(d)
a "statute" or "statutory instrument" or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been amended or re-enacted before the date of this Agreement;

(e)
recitals, clauses, paragraphs or schedules are to recitals, clauses of and paragraphs of and schedules to this Agreement. The schedules form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the schedules;

(f)	"writing" includes any methods or representing words in a legible form (other than writing on an electronic or visual display screen) or other writing in non-transitory form; and

(g)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders.

1.3	Unless the context otherwise requires, words and expressions defined in the Deed Poll shall have the same meanings when used herein.

1.4	The index to and the headings in this Agreement are for information only and are to be ignored for the purposes of construing the same.

2.	APPOINTMENT

The Company hereby appoints the Depository to constitute and issue from time to time, upon the terms of the Deed Poll, Depository Interests, each such depository interest representing a Share in the Company, and to provide certain other services in connection with the Depository Interests on the terms of, and subject to the conditions set out in, this Agreement.

3.	GENERAL OBLIGATIONS, ACKNOWLEDGEMENTS AND UNDERTAKINGS OF THE PARTIES

3.1
The Depository hereby agrees and undertakes to the Company that, insofar as the following persons are members of the Depository's Group, it shall comply and shall procure that any Depository Interest Registrar, Custodian, Agent or other person appointed pursuant to or who otherwise performs any duties, responsibilities or obligations under or in connection with the Deed Poll shall comply with the terms of the Deed Poll. The Depository shall, and shall use reasonable endeavours to procure that such persons shall, perform all such duties, responsibilities and obligations and shall exercise all rights in good faith and with all reasonable skill, diligence and care.

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3.2
Without prejudice to clause 3.1, the Depository shall and, insofar as the following persons are members of the Depository's Group, shall use reasonable endeavours to procure that any Depository Interest Registrar, Custodian, Agent or other person appointed pursuant to or who otherwise performs any duties, responsibilities or obligations under or in connection with the Deed Poll shall:-

(a)	only issue, transfer and cancel Depository Interests in accordance with the Deed Poll;

(b)	arrange for all Depository Interests to be admitted to CREST as participating securities;

(c)	maintain records of all Depository Interests cancelled or surrendered and Deposited Property withdrawn under the Deed Poll;

(d)
provide such copies of and access to the Depository Interest Register and the records maintained under clause 3.2(c) above in each case at such times and in such form (including electronic form) as the Company may require from time to time;

(e)
comply with written instructions of the Company not to accept for deposit any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with or to avoid any breach of the securities and other laws in any jurisdiction or to comply with the AIM Rules for Companies published by London Stock Exchange plc from time to time;

(f)
make any request for any information, evidence or declaration as the Company may require the Depository to make under clause 19.1 of the Deed Poll and shall promptly provide to the Company all information, evidence and declarations it receives as a result of making such request;

(g)
forward to all relevant Holders all of the Company's instructions referred to in clause 19.2 of the Deed Poll and, at the Company's cost and request, enforce the provisions of clause 19.2 of the Deed Poll; and

(h)	perform all of its duties, obligations and responsibilities under the Deed Poll in accordance with all applicable laws and regulations.

3.3
Notwithstanding clause 15 of the Deed Poll, the Depository shall not amend or supplement the Deed Poll without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) provided that the Depository shall be entitled to amend the Deed Poll without seeking the consent of the Company if that amendment is necessary or reasonably desirable as a result of any change in  any statute, law, regulation or other rule applicable to the arrangements contemplated by the Deed Poll or this Agreement.

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3.4
The Depository warrants to the Company that it is an authorised person under the Financial Services and Markets Act 2000 ("FSMA") and is duly authorised to carry out the custodial and other activities required of it by the Deed Poll in accordance with the FSMA and undertakes that, if and so long as the Deed Poll remains in force, it shall, at its own burden and expense, maintain that status and authorisation or any corresponding status under any legislation or regulatory requirement in England which may from time to time apply to the carrying on of such activities in addition to or in substitution for the requirements of the FSMA. The Depository further warrants to the Company that it shall and shall use its reasonable endeavours to procure that every Depository Interest Registrar, Custodian, Agent or other person appointed by the Depository pursuant to the Deed Poll who is a member of the Depository's Group shall at all times and in all respects comply in full with and maintain in place all necessary registrations/notifications and procedures to comply with, the Data Protection Act 1998.

3.5
For the avoidance of doubt and subject to the terms of this Agreement, in acting under the Deed Poll the Depository shall have only those duties, obligations and responsibilities expressly undertaken by it in the Deed Poll and, except to the extent expressly provided by the Deed Poll, shall not assume any relationship of trust for or with the Holders or any other person.

3.6
The Depository shall not appoint any successor Depository pursuant to clause 13 of the Deed Poll which has not been approved by the Company (such approval not to be unreasonably withheld or delayed) unless such successor Depository is a member of the Depository's Group. No such appointment shall become effective unless and until the successor Depository has entered into and become bound by an agreement to be executed as a deed with the Company in such form as the Company may reasonably require covenanting with the Company, inter alia, to observe, perform and be bound by all of the terms of this Agreement as if it were the Depository named herein.

3.7
The Company hereby undertakes to the Depository that if the Company, or any of its subsidiaries, makes an application to the FSA to be authorised under FSMA then the Company shall notify the Depository of this at the same time as the application is made.

3.8
In the event that the Company, or any of its subsidiaries, becomes authorised by the FSA under FSMA the parties hereby agree to revise the fees, charges and expenses as set out in the Registrar Agreement and/or this Agreement to reflect any additional services which the Depository will need to provide to the Company or any additional notification requirements the Depository will need to provide to any regulatory authority.

3.9
In the event that the Company, or any of its subsidiaries, becomes authorised by the FSA under FSMA and the FSA refuse to approve the Depository's notification to the FSA (under Part XII "Control Over Authorised Persons" - sections 178-191 FSMA) of the Depository holding 10% or more of the shares in the Company the Depository is hereby entitled to cancel the Depository Interests in such number and manner as is appropriate in the circumstances having first consulted the Company and Euroclear UK & Ireland Limited.

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3.10	The Company warrants to the Depository that as at the date of this Agreement:

3.10.1
the Depository does not require any permission, authorisation or licence from any authority in any country (other than the United Kingdom) in which the Company carries on business in order to hold Shares in the Company;

3.10.2
no deductions or withholdings will be due on any payment of income or capital relating to the Shares to any Holder (including the Depository and/or any Custodian) save for the deduction of withholding tax at the maximum rate of 30% which is to be deducted by the Company, no deductions or withholdings will be due on any payment of income or capital relating to the Shares to any Holder (including the Depository and/or Custodian) and

3.10.3
there are no special arrangements, exclusions, restrictions, national declarations or similar matters which attach to or apply in connection with Shares and which would restrict the transfer of Shares by any Holder (including the Depository and/or any Custodian).

3.11	The Company undertakes to notify the Depository immediately in the event that the conditions set out in clause 3.10 above no longer apply.

3.12
Notwithstanding the Depository's general willingness to accept transfers of Depository Interests the Depository will not be obliged to do so under the Deed Poll or this Agreement if the transfer would place the Depository in breach of any law or regulation. As at the date of this Agreement, the Company warrants it is not aware of any such breach. If such circumstances were to occur the Depository hereby agrees to discuss this with the Company as soon as is reasonably practicable in order to review how to proceed.

3.13
The Company agrees that any changes to the provisions dealing with disclosure of interests in shares in the Company in the Constitutional Documents of the Company which affect the Depository will contain provisions to the effect that any restrictions shall not apply to the Depository. The Company further agrees that no change will be made to the provisions in the Constitutional Documents dealing with transfer of shares in the Company without the prior approval of the Depository, such approval not to be unreasonably withheld or delayed.

3.14
The Company undertakes to indemnify the Depository in respect of any losses, damages, claims, costs and expenses or other liabilities incurred by the Depository by reason of breach of any warranty or undertaking in clauses 3.7 to 3.13.

3.15
Notwithstanding anything to the contrary, the Depository shall not be obliged to accept the issue or transfer to it of Shares if such issue or transfer would likely result in the Depository having to make a mandatory offer for other Shares. In the event that the Depository is required to make a mandatory offer to purchase other Shares under applicable law, the Company shall cooperate with the Depository in seeking an exemption or waiver of such requirement and the Company shall bear all reasonable costs of the Depository in connection with seeking such exemption or waiver.

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4.	FEES, CHARGES AND EXPENSES

4.1
In consideration of the performance of its duties, obligations and responsibilities under this Agreement and the Deed Poll, and subject to clause 4.4, the Company shall pay to the Depository (or as the Depository shall direct) the fees and charges set out in Schedule 1, subject to and in accordance with the terms of Schedule 1.

4.2
The Company shall pay to the Depository (or as the Depository shall direct) such fees that may be agreed from time to time in respect of any actions that the Company requests the Depository to take and the Depository agrees to take in respect of any Corporate Actions as referred to in clause 5.2.

4.3
The Depository shall be entitled to recover any reasonable out of pocket expenses which it incurs during the proper performance of its duties, obligations and responsibilities under the Deed Poll and this Agreement (including, without limitation, CREST message and network charges). Where practicable the Depository shall obtain prior consent from the Company before incurring any single expense exceeding £5,000. The Depository shall submit an invoice to the Company on a quarterly basis detailing the amounts claimed accompanied by reasonable supporting documentation.

4.4
The fees referred to in clause 4.1 will be reviewed on the first anniversary of the date of this Agreement and each subsequent anniversary and if, upon any such review, the Index Figure last published before the date of such review shows an increase over the Index Figure last published before the Relevant Date the fees then payable under this Agreement shall be increased in the same proportion.

4.5
The Company shall pay to the Depository interest of four per cent (4%) above the base interest rate from time to time of Barclays Bank PLC on all amounts due and payable under this Agreement and not paid within 30 days of the date of the relevant invoice for such amount from the date of the relevant invoice until the date of full payment.

5.	ASSISTANCE BY THE COMPANY

5.1
The Company shall provide such assistance, information and documentation in English to the Depository as may be reasonably required by the Depository for the purposes of the performance of its duties, responsibilities and obligations under the Deed Poll and this Agreement. In particular the Company will supply the Depository with enough copies of each document that the Company intends to send to its shareholders in advance of sending each document to its shareholders for the Depository to distribute to all Holders.

5.2
If the Company proposes any Corporate Action the Company agrees to give the Depository as much notice as possible, subject to considerations of insider dealing, market abuse and any other applicable law or regulation which may restrict the Company from giving such notice. All such information shall be deemed Confidential Information (as defined in clause 11.3). The Company further agrees that it will not undertake any material change to its jurisdiction, group structure or regulatory status without the approval of the Depository if doing so would impose any new legal or regulatory obligations on the Depository or require the Depository to perform its obligations or services under the Deed Poll or this Agreement in a different way.

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6.	DIVIDENDS AND DISTRIBUTIONS

6.1
If a dividend or other distribution is to be paid or made by the Company, the Company will notify the Depository of the class or classes of shareholders entitled to it, the currency of payment (which shall only be Sterling or Euros, unless the parties separately agree in writing a different currency of payment) and the amount to be paid per share. The Company will notify the Depository of the total amount to be paid in respect of Deposited Company Securities. Unless and then save only to the extent that the Company makes arrangements for any such dividend or distribution to be paid or made directly to Holders, the Company will transfer this total amount into the Depository's client bank account on the Business Day before the dividend or distribution is to be paid or made or at such later time as shall nevertheless enable the Depository to make the payment on the due date. The Depository will notify the Company in advance of the details of its client bank account.

6.2
The Depository will arrange for its bank to make a payment of the dividend or distribution to each Holder entitled to it on the day it is due for payment. The Depository may, with the prior written consent of the Company, pay or make the same even if it has not received sufficient funds from the Company. In such circumstances, the Company will reimburse the Depository on demand for any bank charges and interest it may incur as a result, and will reimburse the Depository in respect of all sums properly paid by it in respect of such dividend or distribution. Notwithstanding the foregoing, the Depository reserves the right not to pay or make any dividend or distribution unless and until the Company has put it in sufficient funds for such purposes.

7.	INDEMNITY IN RESPECT OF THIRD PARTY CLAIMS

7.1
The Depository shall indemnify the Company on an after tax basis against each loss, liability, cost and expense reasonably incurred (including reasonable legal fees) which the Company suffers or incurs as a result of any claim made against the Company by any Holder, or any person having any direct or indirect interest in any Depository Interests held by any Holder or the Deposited Company Securities represented thereby, which arises out of any breach of the terms of the Deed Poll or any trust declared or arising thereunder save where such loss, liability, cost or expense arises as a result of the fraud, negligence or wilful default of the Company. The aggregate liability of the Depository arising out of or in connection with this Agreement (howsoever arising) shall be limited to the lesser of (a) £1,000,000 (one million pounds sterling) and (b) an amount equal to ten (10) times the total annual fee payable to the Depository under this Agreement.

7.2
The Company shall indemnify the Depository on an after tax basis against each loss, liability, cost and expense reasonably incurred (including reasonable legal fees) which the Depository suffers or incurs as a result of any claim made against the Depository by any Holder, or any person having any direct or indirect interest in any Depository Interests held by any Holder or the Deposited Company Securities represented thereby, which arises out of the performance by the Depository of the obligations, duties and responsibilities imposed upon the Depository under this Agreement and the Deed Poll save in respect of any loss, liability, cost and expense (including legal fees) resulting from the negligence, wilful default or fraud of the Depository.

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7.3	This clause shall survive termination of this Agreement.

8.	COMMENCEMENT, TERM AND TERMINATION OF APPOINTMENT

8.1
This Agreement shall come into force on the date given at the top of page 3 and, subject to the following parts of this clause, shall remain in force if and for so long as the Deed Poll shall remain in force.

8.2	The Company shall be entitled to serve a written notice on the Depository to terminate the Depository's appointment and this Agreement:

(a)	immediately if an Event of Default occurs in relation to the Depository or the Depository commits an irremediable material breach of this Agreement or the Deed Poll; or

(b)	if the Depository commits a material breach of this Agreement or the Deed Poll and fails to remedy such breach within 30 days of being required to do so by written notice given by the Company; or

(c)	at any time by giving not less than 45 days' written notice to the Depository.

8.3	The Depository shall be entitled to serve a written notice to terminate the Depository's appointment and this Agreement:

(a)	immediately if an Event of Default occurs in relation to the Company or if the Company commits an irremediable material breach of this Agreement; or

(b)	if the Company commits a material breach of this Agreement and fails to remedy such breach within 30 days of being required to do so by written notice given by the Depository; or

(c)	at any time by giving not less than 45 days' written notice to the Company.

8.4
Within 14 days of the service of a notice to terminate the appointment of the Depository under clause 8.2 or 8.3 above the Depository shall be required to serve notices on the Holders of Depository Interests of its intention to terminate the Deed Poll. On the termination of the Deed Poll, the appointment of the Depository and this Agreement shall automatically terminate.

8.5
On termination of the Deed Poll, the Company shall do or procure the doing of all such acts and things and will execute or procure the execution of all such documents as may be required (including on or after the termination of this Agreement) to give effect to the provisions of clause 14.4 of the Deed Poll. This clause 8.5 shall survive the termination of this Agreement.

9.	CONSEQUENCES OF TERMINATION

9.1
Termination of this Agreement for whatever reason shall be without prejudice to any and all accrued rights, obligations and liabilities of any party as at the date of termination and shall not affect the coming into force or the continuation in force of any provision of this Agreement which is expressly or by implication intended to come into or continue in force at or after termination.

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9.2
Upon termination of the Deed Poll, the Depository shall provide to the Company a fully up to date copy of the Depository Interest Register and the records maintained under clause 3.2(c) in hard copy form and, at the Company's cost, such other form as the Company may require.

10.	FORCE MAJEURE

10.1
"Event of Force Majeure" means, in relation to any party, an event or circumstance beyond the reasonable control of that party (the "Claiming Party") including, without limitation, (whether or not by the Claiming Party) strikes, lock-outs and other industrial disputes (in each case, whether or not relating to the Claiming Party's workforce).

10.2
The Claiming Party shall not be deemed to be in breach of this Agreement or otherwise liable to any other party (the "Non-claiming Party") for any delay in performance or any non-performance of any obligations under this Agreement (and the time for performance shall be extended accordingly) if and to the extent that the delay or non-performance is due to an Event of Force Majeure provided that (a) the Claiming Party could not have avoided the effect of the Event of Force Majeure by taking precautions which, having regard to all matters known to it before the occurrence of the Event of Force Majeure and all relevant factors, it ought reasonably to have taken but did not take and (b) the Claiming Party has used reasonable endeavours to mitigate the effect of the Event of Force Majeure and to carry out its obligations under this Agreement in any other way that is reasonably practicable.

10.3
The Claiming Party shall promptly notify the Non-claiming Party of the nature and extent of the circumstances giving rise to the Event of Force Majeure. If the Event of Force Majeure in question prevails for a continuous period in excess of 30 days after the date on which it began, the Non-claiming Party may terminate the Depository's appointment hereunder immediately by giving written notice to that effect to the Claiming Party.

11.	CONFIDENTIAL INFORMATION

11.1
Each party undertakes that it shall not during the term of this Agreement or at any time thereafter use, divulge or communicate to any person, except its professional representatives or advisers or as may be required by law or any legal or regulatory authority, any Confidential Information concerning another party which may have or may in future come to its knowledge and each of the parties shall use its reasonable endeavours to prevent the publication or disclosure of any Confidential Information.

11.2
Each party shall, immediately upon termination of this Agreement for any reason or upon the receipt by it of written demand from the other, return all written Confidential Information provided to it and shall either return or destroy all notes, memoranda and other stored information (including information stored in any computer system or other device capable of containing information whether in readable form or otherwise) prepared by it which relate to any Confidential Information, whether or not any of the same are then in its possession and it will, upon receipt of written demand from the other, confirm in writing that all Confidential Information has been returned or destroyed.

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11.3
For the purposes of this clause (and clause 5.2), "Confidential Information" means, in relation to each party, all information relating to the business, customers, financial or other affairs of that party or of any member of its Group which is not in the public domain.

12.	DELEGATION

12.1
The Depository shall not, without the prior consent of the Company (which consent is not to be unreasonably withheld or delayed), assign, transfer or declare a trust of the benefit of the performance of all or any of its obligations under this Agreement, nor any benefit arising under or out of this Agreement.

12.2
Notwithstanding clause 12.1, the Depository may subcontract or delegate the performance of all or any of its duties, obligations or responsibilities under this Agreement or the Deed Poll to any person which is (and for so long as it remains) a member of its Group, provided that such arrangements shall not affect the liability of the Depository to the Company under this Agreement.

13.	WAIVER

13.1
A waiver of any term, provision or condition of this Agreement shall be effective only if given in writing and signed by the waiving party and then only in the instance and for the purpose for which it is given.

13.2
No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.3	No breach of any provision of this Agreement shall be waived or discharged except with the express written consent of the parties.

14.	ENTIRE AGREEMENT

14.1
Except as may be applicable under the Deed Poll, this Agreement constitutes the entire and only agreement between the parties relating to the subject matter of this Agreement and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to or in connection with this Agreement.

14.2
Each party acknowledges that it has not been induced to enter into this Agreement in reliance upon, nor has it been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as expressly set out in this Agreement and, to the extent it has been, it unconditionally and irrevocably waives any claims, rights and remedies which it might otherwise have had in relation thereto.

14.3
The provisions of this clause shall not exclude any liability which either of the parties would otherwise have to the other or any right which either of them may have to rescind this Agreement in respect of any statements made fraudulently by the other prior to the execution of this Agreement or any rights which any of them may have in respect of fraudulent concealment by the other.

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15.	COSTS

15.1
Save as expressly otherwise provided in this Agreement or expressly otherwise agreed between the parties, each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement and any other agreement incidental to or referred to in this Agreement. It is expressly agreed that the Company shall bear all of its own costs and expenses and the costs and expenses of the Depository associated with the negotiation, preparation and execution of the Deed Poll and this Agreement.

16.	NO PARTNERSHIP

Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity.

17.	NOTICES

17.1
Any notice, demand or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

In the case of the Depository to:

The Registry
34 Beckenham Road
Beckenham
Kent BR3 4TU
Fax: + 44 (0)20 8639 2267
Attention: Heidi Waring – Relationship Manager

In the case of the Company to:

Company Secretary
Teradion Business Park
PO Box 14
Misgav, 20179 Israel
+ 972 4 988 2270
Attention: Phyllis Bellin

With a copy in each case to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP (attn. Gretchen Trofa)
200 West Madison Street Suite 3900
Chicago, IL 60606-3465
United States of America
Fax: 1-312-984 3150

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and shall be deemed to have been duly given or made as follows:

(a)     if personally delivered, upon delivery at the address of the relevant party;

(b)     if sent by first class post, two Business Days after the date of posting;

(c)     if sent by air mail, five Business Days after the date of posting; and

(d)    if sent by fax, when despatched;

provided that if, in accordance with the above provision, any notice, demand or other communication under paragraphs (a) or (d) would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day or at any time on a day which is not a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

17.2
A party may notify the other parties to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause 17.1 provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)
if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

18.	GOVERNING LAW AND JURISDICTION

18.1
This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation) shall be governed by and construed in accordance with English law.

18.2
Each of the parties to this Agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this Agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

19.	THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than the parties to this Agreement shall have any rights under it, nor shall it be enforceable under that Act by any person other than the parties to it.

© Capita IRG Trustees Ltd 2008. All rights reserved.
15

20.	COUNTERPARTS

20.1	This Agreement may be executed in any number of counterparts and each of which when so executed shall be an original, but all counterparts shall together constitute one and the same instrument.

20.2
Delivery of an executed signature page of a counterpart by facsimile transmission shall take effect as delivery of an executed counterpart of this Agreement. Without prejudice to the validity of such facsimile delivery, each party shall provide the other party with the original of such page as soon as reasonably practicable thereafter.

IN WITNESS of which this Agreement has been duly executed as a deed on the date written at the top of page 1.

© Capita IRG Trustees Ltd 2008. All rights reserved.
16

Schedule 1

Set up fee	£5,000

Depository Interest and Custodian Fee	£3,000	Per annum

Transfers

Intra CREST	£ 0.20	Per transfer
(free allowance equal to 25% of the number of accounts maintained)

Stock deposit/withdrawal	£ 2.50	Per transfer

Transfer into/out of custodian	£ 2.50	Per transfer

© Capita IRG Trustees Ltd 2008. All rights reserved.
17

Executed as deed by MEDGENICS,	)
INC. by its duly authorized officer	)
)

Director

Executed as a deed by CAPITA IRG	)
TRUSTEES LIMITED acting by a	)
director and its secretary/two directors	)

Director

Director/Secretary

© Capita IRG Trustees Ltd 2008. All rights reserved.
18

Annex

CAPITA

DATED	2008

TRUST DEED POLL by CAPITA IRG TRUSTEES LIMITED in respect of securities in relation to MEDGENICS, INC.
CAPITA IRG TRUSTEES LIMITED The Registry 34 Beckenham Road Beckenham Kent BR3 4TU Tel: 0871 644 0335 Disclosure – Calls cost 10p per minute including VAT plus network extras

Capita IRG Trustees Ltd
The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU. Registered in England No. 2729260
Capita IRG Trustees Ltd is authorised and regulated by the Financial Services Authority

Depository Interest Facility	© 2008 Capita Registrars Limited
Deed Poll	Document C1
Version 1.1

CONTENTS

Clause		Page
1	INTERPRETATION	2
2	FORM AND ISSUE OF DEPOSITORY INTERESTS	7
3	APPOINTMENT OF CUSTODIAN	12
4	DEPOSIT OF DEPOSITED PROPERTY; FURTHER PROVISIONS	13
5	DECLARATION OF TRUST; NO SECURITY INTEREST; DUTIES WITH RESPECT TO DEPOSITED PROPERTY	13
6	WITHDRAWAL OF DEPOSITED PROPERTY ON TRANSFER AND RELATED MATTERS	16
7	COMPULSORY WITHDRAWAL	18
8	AUTHORISATIONS, CONSENTS, etc	20
9	LIABILITY	21
10	DEPOSITORY'S FEES AND EXPENSES	26
11	INDEMNITIES	26
12	AGENTS	27
13	RESIGNATION OF THE DEPOSITORY	27
14	TERMINATION OF DEED	28
15	AMENDMENT OF DEED	29
16	FURTHER ACKNOWLEDGEMENTS BY THE HOLDER	29
17	LIABILITY TO PAY STAMP DUTY RESERVE TAX	31
18	REGULATORY REQUIREMENTS	32
19	DISCLOSURE OF OWNERSHIP, etc	32
20	NOTICES	33
21	SEVERABILITY	34
22	COPIES OF DEED	34
23	GOVERNING LAW AND JURISDICTION	34
24	OVERRIDING PROVISIONS	35

THIS DEED POLL is made on                           2008

BY CAPITA IRG TRUSTEES LIMITED an English company, number 2729260, whose registered office is at The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU (the "Depository"), which expression shall, unless the context otherwise requires, include any successor depository appointed in accordance with clause 13.2 of this Deed, in favour of the holders of Depository Interests as hereinafter defined.

WHEREAS:

(A)
The Company is a company incorporated and registered in the Territory, whose central management and control is not exercised in the United Kingdom and whose securities are not registered in a register kept in the United Kingdom by or on behalf of the Company.

(B)	Company Securities have been admitted to trading on the Market and were admitted to trading on the Admission Date.

(C)	The Regulations and the CREST Manual do not provide for the direct holding and settlement of foreign securities such as Company Securities by participants in CREST.

(D)
The Depository has determined to constitute and issue from time to time, upon the terms of this Deed, series of Depository Interests, each such series representing a particular Class of Company Securities, with a view to facilitating the indirect holding of, and settlement of transactions in, Company Securities of each Class concerned by participants in CREST in accordance with the arrangements described in the CREST Manual.

(E)	London Stock Exchange plc has confirmed that the Depository Interests will not require an ISIN separate from that of the particular Class of Company Securities which it represents.

(F)	The Depository has arranged with the Operator for the First Series of Depository Interests to be admitted to CREST as participating securities.

(G)	Title to the Depository Interests shall be evidenced only by entry on the Depository Interest Register and may be transferred only by means of the CREST system.

(H)
Capita Registrars Limited, an English company, number 2605568, which is already a System Participant, has been retained by the Depository to maintain the Depository Interest Register on behalf of the Depository.

NOW IT IS WITNESSED AND DECLARED as follows:-

1.	INTERPRETATION

1.1	In this Deed the following expressions shall have the following meanings:-

Agent	any agent appointed by the Depository pursuant to this Deed;
Class
a particular class of Company Securities, units of which are for the time being in issue, where all the individual units of the Class concerned are identical in all respects and cannot be separately distinguished;

Company	shall mean Medgenics, Inc.;
Company Securities
securities issued by the Company in accordance with its Constitutional Documents, whether represented by bearer certificates or instruments or by being recorded on a register or otherwise howsoever, and which are not participating securities (as defined in the Regulations), but excluding such securities or Classes of securities as the Depository may from time to time determine;

Constitutional Documents	the Certificate of Incorporation, By-Laws or other constitutional documents of the Company, as amended or replaced from time to time;
CREST Manual	the document entitled the "CREST Manual" issued by the Operator but excluding the CREST International Manual;
CREST member	a person who has been admitted by the Operator as a system member;
CREST Rules	rules within the meaning of the Regulations and/or the FSMA made by the Operator;
CREST system	the meaning ascribed thereto in the Glossary of the CREST Manual;

CREST Transfer
the form of stock transfer in use from time to time within the CREST system for a transfer of a certificated unit of a participating security to a CREST member to be held by a CREST member in uncertificated form;

Custodian	subject to clause 3.3, any custodian or custodians or any nominee of any such custodian of the Deposited Property as may from time to time be appointed by the Depository for the purposes of this Deed;
Demat Form	the CREST Dematerialisation Request Form in use from time to time within the CREST system for conversion of a unit of a participating security held by a CREST member into uncertificated form;
Depository Interest Registrar	Capita Registrars Limited or such other CREST Registrar who for the time being maintains the Depository Interest Register;
Depository Interest Register
in  relation  to  a  particular  series  of Depository Interests, the register of Holders referred to in clause 2.9 and maintained in the United Kingdom on behalf of the Depository by the Depository Interest Registrar;

Depository Interests
Depository Interests of a particular series issued in uncertificated form from time to time by the Depository on the terms and conditions of this Deed and in accordance with the Regulations, title to which is evidenced by entry on the Depository Interest Register and which represent a particular Class of Company Securities;

Deposited Company Securities
means Company Securities of a particular Class or entitlements thereto from time to time credited to an account of the Custodian on behalf of the Depository in the Share Register which are to be held under the terms of this Deed and in respect of which Depository Interests of a series representing that Class of Company Securities shall be issued pursuant to the terms of this Deed;

Deposited Property
in relation to a particular Class of Company Securities, the Deposited Company Securities and all and any rights and other securities, property and cash for the time being held by or for the Custodian or the Depository and attributable to the Deposited Company Securities;

FSA	The Financial Services Authority;
FSMA	The Financial Services and Markets Act 2000;
Holder
in relation to a particular Class of Company Securities and subject to clause 6.2.1, the CREST member recorded in the Depository Interest Register for the time being as the holder of a Depository Interest of the series which represents Company Securities of that Class; and, where the context admits, shall include a former Holder and the personal representatives or successors in title of a Holder or former Holder;

Liabilities	any liability, damage, loss, cost, claim or expense of any kind or nature whether direct, indirect, special, consequential or otherwise;
Membership Agreement	the agreement entered into by a Holder with the Operator pursuant to which the Operator agreed to admit the Holder as a system-member;
Operator	Euroclear UK & Ireland Limited or such other person who is for the time being the Operator of the CREST system for the purposes of the Regulations;
Proceedings	any proceeding, suit or action of any kind and in any jurisdiction arising out of or in connection with this Deed or its subject matter;
Regulations
The Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) and such other regulations under Section 207 of the Companies Act 1989 as are applicable to the Operator and/or the CREST relevant system and are from time to time in force;

Schedule	The schedule attached to and forming part of this Deed.
Share Register	means the register of members of the Company maintained in accordance with its Constitutional Documents by the Company or on behalf of the Company by the Share Registrar;
Share Registrar	the person who for the time being maintains the Share Register;
Stock Deposit Transaction	a properly authenticated dematerialised instruction in respect of a transaction type referred to in the CREST Manual as a stock deposit;
Stock Withdrawal Transaction into New Name	a properly authenticated dematerialised instruction in respect of a transaction type referred to in the CREST Manual as a stock withdrawal and which includes a transferee; and
Stock Withdrawal Transaction into Own Name	a properly authenticated dematerialised instruction in respect of a transaction type referred to in the CREST Manual as a stock withdrawal and which does not include a transferee.

Other definitions are set out in the Schedule.

1.2	In this Deed, unless otherwise specified:-

1.2.1	references to clauses, sub-clauses, schedules and paragraphs are to clauses, sub-clauses, schedules and paragraphs, of this Deed;

1.2.2	headings to clauses and paragraphs are for convenience only and do not affect the interpretation of this Deed;

1.2.3
references to a "person" shall be construed so as to include any individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether  or not having a separate legal personality) of two or more of the foregoing;

1.2.4	references to any statute or statutory instrument or any provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

1.2.5	words importing the singular shall include the plural and vice versa unless the context otherwise requires;

1.2.6
references to fees, costs, charges, expenses or other payments, shall be exclusive of any value added tax or similar tax charged or chargeable and when any value added tax is chargeable, the Depository shall be entitled to recover that tax in addition to the stated fees, costs, charges, expenses or other payments;

1.2.7
words and phrases defined in the Regulations, the CREST Rules, and the CREST Manual which are not defined in this Deed shall have the same meanings where used herein unless the context otherwise requires;

1.2.8
in construing this Deed, general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things or by particular examples intended to be embraced by the general words;

1.2.9
any provision to the effect that the Depository shall not be liable in respect of a particular matter shall be construed to mean that the Depository shall not have any liability which the Depository might, in the absence of such a provision, incur, whether the Depository could incur such a liability:-

(a)	under the terms of this Deed or any other agreement or instrument relating to the CREST system (whether such terms are express or implied by statute, law or otherwise);

(b)	in tort;

(c)	for misrepresentation;

(d)	for breach of trust or of any other duty imposed by law; or

(e)	in any other way;

1.2.10
unless otherwise stated, nothing in this Deed is intended to confer a benefit on, and no term in this Deed will, therefore, be enforceable by, any third party pursuant to the Contracts (Rights of Third Parties) Act 1999 but this is without prejudice to the rights and obligations of the Depository and any Holder created by this Deed. For these purposes, a term of this Deed shall only be "otherwise stated" if it incorporates an express reference to a right or benefit of the Custodian or the Company; and

1.2.11
if a benefit is conferred on any third party in accordance with clause 1.2.10, the Depository may rescind or vary any term of this Deed in accordance with its terms without the consent of the third party at all times.

1.2.12
Where the Custodian holds or will hold Company Securities on behalf of the Depository, references to Company Securities being held by, transferred to or transferred by the Depository include a reference to Company Securities being held by, transferred to or transferred by the Custodian.

2.	FORM AND ISSUE OF DEPOSITORY INTERESTS

2.1
Subject to clause 6.2, the Depository shall only issue and transfer Depository Interests to CREST members who in accepting such issue or transfer give Euroclear UK & Ireland the authority to confirm such membership and supply a copy of their Membership Agreement to the Depository. In accepting any issue or transfer to it of Depository Interests, each Holder shall be deemed to be accepting and agreeing to the terms of this Deed and all obligations imposed on it hereunder.

2.2
Subject to the provisions of this Deed, the Depository shall issue to a CREST member such number or amount of Depository Interests of a particular series as is equal to the number or amount (as the case may be) of Company Securities of the relevant Class issued or transferred to the Custodian on behalf of the Depository, for the account of that CREST member.

2.3	Subject to the provisions of this Deed, the Depository shall only issue Depository Interests upon either:-

2.3.1
receipt by the Depository of a CREST Transfer or a Demat Form in respect of a specified number and Class of Company Securities which, in either case, has been executed by or on behalf of the holder of such Company Securities; or

2.3.2	the issue or allotment to the Custodian on behalf of a CREST member of a specified number and Class of Company Securities; and in either case

2.3.3	receipt by the Depository of a Stock Deposit Transaction for an equivalent number of Depository Interests.

2.4	Receipt by the Depository of:

2.4.1	a completed CREST Transfer or a Demat Form as referred to in clause 2.3.1; and

2.4.2	a Stock Deposit Transaction for a number of Depository Interests equivalent to that specified in such CREST Transfer or Demat Form;

shall by virtue of the Board Resolution constitute an instrument of transfer of such Company Securities in favour of the Custodian as transferee and by virtue of this clause but subject to the provisions of this Deed, be deemed to constitute:

(a)
an irrevocable instruction to the Depository to issue an equivalent number of Depository Interests in the name of the CREST member in whose favour such CREST Transfer is made or in whose name such Demat Form is made; and

(b)
an irrevocable direction to the Depository or the Depository Interest Registrar on its behalf, to adjust by means of a registrar's adjustment transaction the stock account of the relevant CREST member in respect of the relevant number of Depository Interests;

and accordingly, immediately upon completion of the same the Depository shall, subject to the provisions of this Deed:

(i)
procure that there is immediately delivered to the Custodian on behalf of the Depository, by unconditional credit to the Custodian's account in the Share Register, a number or amount of Company Securities of the Class concerned equal to the number or amount of Depository Interests to be so issued;

(ii)	issue such Depository Interests; and

(iii)	send such Registrar's adjustment transaction.

2.5	The issue to the Custodian on behalf of a CREST member of a specified number and Class of Company Securities shall be deemed, subject to the provisions of this Deed, to constitute:

2.5.1	an irrevocable instruction to the Depository to issue an equivalent number of Depository Interests in the name of the CREST member in whose favour such Company Securities are issued; and

2.5.2
a direction to the Depository or the Depository Interest Registrar on its behalf, to adjust by means of a registrar's adjustment transaction the stock account of the relevant CREST member in respect of the relevant number of Depository Interests;

and, accordingly, immediately upon the issue of such Company Securities, the Depository shall, subject to the provisions of this Deed:

(a)
procure that there is immediately delivered to the Custodian on behalf of the Depository, by unconditional credit to the Custodian's account in the Share Register, a number or amount of Company Securities of the Class concerned equal to the number or amount of Depository Interests so issued;

(b)	issue such Depository Interests; and

(c)	send such Registrar's adjustment transaction.

2.6	The sending by the Depository or the Depository Interest Registrar of a Registrar's adjustment transaction in accordance with this Deed is taken to constitute confirmation by the Depository that:

2.6.1	the relevant number of Depository Interests has been issued in the name of the relevant CREST member; and that

2.6.2
there has been delivered to the Custodian on behalf of the Depository, by unconditional credit to the Custodian's account in the Share Register, a number or amount of Company Securities of the Class concerned equal to the number or amount of Depository Interests so issued.

2.7
If at any time after the date of this Deed, the Company creates any separate Class(es) of Company Securities then any Depository Interests to be issued in respect of any such separate Class of Company Securities shall be issued in series, each series representing interests in a separate Class of Company Securities.

2.8	Depository Interests shall be issued on the terms and conditions set forth or referred to in or prescribed pursuant to this Deed and the CREST Manual, in each case as from time to time amended.

2.9	The Depository shall maintain in England separate registers in respect of each series of Depository Interests in accordance with the Regulations. Each such register shall record:

2.9.1	the number of Depository Interests outstanding from time to time;

2.9.2	the name and address of each person holding the Depository Interests;

2.9.3	how many Depository Interests each such person holds; and

2.9.4	the date of issue and cancellation and changes in ownership in respect of all of Depository Interests.

2.10	Title to Depository Interests shall be evidenced only by entry on the Depository Interest Register and may be transferred only by means of the CREST system.

2.11	The Depository shall, if requested to do so by:

(a)	the Company, arrange for the Depository Interest Register to be open to the inspection of any Holder without charge and of any other person in general on payment of a fee; and

(b)
any Holder or other person who may require it, provide a copy of the Depository Interest Register, or any part of it, on payment of a fee; and the Depository shall cause any copy so required by a Holder to be sent to him within 10 days beginning with the day next following that on which the requirement is received by the Depository.

2.12
The fees and other provisions relating to the inspection and copying of the Depository Interest Register will be those set out in the Companies (Inspection and Copying of Registers, Indices and Documents) Regulations 1991 (SI 1991/1998) as amended or replaced from time to time, as if those regulations applied to the Depository Interest Register. Each Holder consents to such arrangements to open the Depository Interest Register for inspection.

2.13
Depository Interests may be issued only in uncertificated form. A request for conversion of Depository Interests into certificated units of a security for the purposes of the Regulations shall be deemed to be a request to the Depository for cancellation of such Depository Interests and withdrawal of the Deposited Property represented by such Depository Interests in accordance with this Deed.

2.14	Subject to clauses 9.13 and 10.2, Depository Interests shall be transferable free from any equity, set-off or counterclaim between the Depository and the original or any intermediate Holder.

2.15	The Depository shall have no obligation to arrange for the Depository Interests to be listed on any stock exchange or quoted or permitted to be dealt in or on any other market.

2.16	The Depository Interests have not been and will not be registered under the securities legislation of any territory other than England and Wales.

2.17
Save for the trusts declared by clause 5.1 of this Deed, the Depository shall not be bound by or compelled to recognise any express, implied or constructive trust or other interest in respect of Deposited Property, even if it has actual or constructive notice of the said trust or interest. The Depository does not undertake any duty or obligation to any person (other than a Holder) and accepts no liability to any such person.

2.18
Depository Interests may be cancelled by the Depository pursuant to clauses 6, 7 and 9.3 and, so far as the Depository considers appropriate, in the circumstances contemplated in clauses 9.11, 9.13, 10.2 and 11.1.

2.19	The Depository shall maintain in respect of each Holder:

2.19.1	a securities account showing the amount of Deposited Company Securities attributable to that Holder and, if and so long as the Deposited Property includes cash;

2.19.2	a cash account recording the cash amounts (if any) attributable to such Deposited Company Securities.

2.20	The Depository may suspend registration of transfers of Depository Interests and may in addition request the Operator to suspend the Depository Interests if:

2.20.1	transfers of the Deposited Company Securities are suspended; or

2.20.2
trading in the Deposited Company Securities is suspended in any market or on any exchange on which the Deposited Company Securities are traded or listed or the Deposited Company Securities are no longer transferable for any other reason; or

2.20.3	the Operator is entitled under the Regulations or the CREST Rules to suspend the Deposited Company Securities; or

2.20.4	in all the circumstances the Depository considers it reasonable to do so.

2.21	The Depository shall not be bound to enquire whether any of the circumstances described in clause 2.20 has arisen.

2.22
The Depository shall not be bound to enquire whether any transactions in Depository Interests are in train before deciding to suspend or request a suspension and shall incur no liability to any Holder or potential Holder by reason of any suspension or request made in accordance with clause 2.20.

3.	APPOINTMENT OF CUSTODIAN

3.1
The Depository shall from time to time appoint one or more persons to act for it as Custodian. The function of the Custodian shall be to hold such of the Deposited Property as may be designated from time to time by the Depository, and any cash or other property derived from such Deposited Property, on behalf of the Depository. The Custodian shall be subject at all times and in all respects to the direction of the Depository and shall be responsible solely to it. The Depository may at any time terminate the appointment of any Custodian and appoint a successor Custodian. The Custodian may be a member of the same group of companies as the Depository.

3.2
The Depository shall require the Custodian to ensure that all Deposited Property held by the Custodian is identified as being held on behalf of the Depository for the account of Holders. The Depository shall not be liable to earn any interest on or to account to the Company or any Holder or any other person for any interest earned on moneys held either by it or by the Custodian or by any Agent which shall have been paid by or on behalf of the Company or any Holder under this Deed or shall otherwise have been received in respect of Deposited Property.

3.3
Notwithstanding the provisions of clause 3.1, the Depository may, to the extent permitted by applicable laws and regulations to which it is subject, itself perform the functions of the Custodian, in which case references in this Deed to the Custodian shall be deemed to be references to the Depository.

4.	DEPOSIT OF DEPOSITED PROPERTY; FURTHER PROVISIONS

4.1
Each person to whom Depository Interests are to be issued pursuant to this Deed (the "Taker") shall be bound to give such warranties and certifications to the Depository as the Depository may reasonably require. Each Taker shall in any event be taken to warrant that Company Securities which are transferred or issued to the Custodian on behalf of the Depository for the account of the Taker are transferred or, as the case may be, issued free and clear of all liens, charges, encumbrances or third party interests (other than the interests therein arising pursuant to clause 5 of this Deed) and that such transfers or, as the case may be, such issues of Company Securities to the Custodian are not in contravention of the Constitutional Documents of the Company or of any contractual obligation binding on the Taker or the person making the transfer or of any applicable law or regulation or order binding on or affecting the Taker or the person making the transfer, and the Taker shall indemnify the Depository and keep it indemnified from and against any liability which it may suffer by reason of any breach of any such warranty.

4.2	The Depository shall be entitled to refuse to accept Company Securities for deposit hereunder:

4.2.1
whenever it is notified in writing that the Company has restricted the transfer of Company Securities to comply with ownership restrictions under applicable law or under the Constitutional Documents or any contractual provision binding the Company; or

4.2.2
if the Depository is requested to do so by or on behalf of the Company in order to facilitate the Company's compliance with or to avoid any breach of any securities or other laws in any jurisdiction; or

4.2.3
if such action is deemed necessary or advisable by the Depository at any time or from time to time because of any requirement of any applicable law or of any government or governmental authority, body or agency or any regulatory authority or the Operator, or under any provision of this Deed or for any other reason.

5.	DECLARATION OF TRUST; NO SECURITY INTEREST; DUTIES WITH RESPECT TO DEPOSITED PROPERTY

5.1
The Depository hereby declares and confirms that it holds (itself or through the Custodian) as bare trustee and will so hold, subject to the terms of this Deed, all the Deposited Property pertaining to each series of Depository Interests for the benefit of the Holders of that series as tenants in common and that each of the Holders is entitled to rights in relation to the relevant Deposited Property accordingly. For the avoidance of doubt, in acting hereunder the Depository shall have only those duties, obligations and responsibilities expressly undertaken by it in this Deed and, except to the extent expressly provided by this Deed, does not assume any relationship of trust for or with the Holders or any other person.

5.2
Nothing in this Deed is intended to nor shall create a charge or other security interest in favour of the Depository. Any right or power of the Depository in respect of the Deposited Property is reserved by the Depository under its declaration of trust contained in clause 5.1 and is not given by way of grant by any Holder.

5.3
The Depository shall pass on to and, so far as it is reasonably able, exercise on behalf of and shall ensure that the Custodian passes on to and, so far as it is reasonably able, exercises on behalf of the relevant Holder(s) all rights and entitlements which it or the Custodian receives or is entitled to in respect of Deposited Company Securities in accordance with this Deed and which are capable of being passed on or exercised.

5.3.1
Any such rights or entitlements to cash distributions, to information, to make choices and elections, and to call for, attend and vote at general meetings and any class meetings shall, subject to the other provisions of this Deed, be passed on to the relevant Holder(s) immediately (and in any event within 3 working days) upon being received by the Custodian in the form in which they are received by the Custodian together with such amendments or such additional documentation as shall be necessary to effect such passing-on or, as the case may be, exercised in accordance with the terms of this Deed.

5.3.2
Any such rights or entitlements to any other distributions, including but not limited to scrip dividends, to bonus issues or arising from capital reorganisations shall be passed on to the relevant Holder(s) (a) by means of the consolidation, sub-division, change in currency denomination, cancellation and/or issue of Depository Interests to reflect the consolidation, sub-division, change in currency denomination and/or cancellation of the underlying Deposited Company Securities or the issue of additional Depository Interests to the relevant Holder(s) to reflect the issue of additional Company Securities to the Custodian and (b) in either case immediately following such consolidation, sub-division, change in currency denomination and/or cancellation or issue of such Company Securities as the case may be.

5.3.3
If the Company makes a distribution in specie to the Custodian of an asset which is not readily divisible among Holders in their due proportions, the Custodian will use reasonable endeavours to sell the relevant asset within a reasonable time at the best price reasonably obtainable in the market and to distribute the net proceeds of sale appropriately. For the avoidance of doubt, the Custodian shall not be under any obligation to sell a relevant asset if there is in fact no market for it, nor will it be under any obligation to operate the asset in question in order to produce income from it.

5.3.4
If arrangements are made which allow a Holder to take up any rights in Company Securities requiring further payment from a Holder, it must if it wishes the Depository to exercise such rights on its behalf put the Depository in cleared funds before the relevant payment date or such other date that the Depository may notify the Holders in respect of such rights.

5.3.5
The Depository will accept all compulsory purchase and similar notices in respect of Depository Interests but will not, and the Custodian will not, exercise choices, elections or voting or other rights or entitlements in the absence of express instructions in writing or by electronic means from the relevant Holder.

5.3.6
The Depository shall re-allocate any Company Securities or distributions which are allocated to the Custodian and which arise automatically out of any right or entitlement to Deposited Company Securities to Holders pro-rata to the Deposited Company Securities held for their respective accounts provided that the Depository shall not be required to account for any fractional entitlements arising from such re-allocation which fractional entitlements shall be aggregated and given to charity.

5.3.7
Any other rights or entitlements shall be passed on to or, as the case may be exercised on behalf of, Holders in such manner and by such means as the Depository shall in its absolute discretion determine. Where the rights or entitlements consist of reports, notices, circulars or other information received by the Custodian, the obligation to pass them on is subject to the Custodian having received a sufficient number of each such document to pass on one copy to each Holder.

5.4
The Depository will not be bound to take notice of, nor to see to the carrying out of, any trust, mortgage, charge, pledge or claim in favour of any other person. A receipt from a Holder (or from a Holder's personal representatives or nominated transferee in accordance with clause 6) for the Depository Interests will free the Depository from responsibility to any such other person in respect of any such interest. The Depository may ignore any notice it receives of the right, title, interest or claim of any other person to an interest in those assets, except where the interest is conferred by operation of law.

6.	WITHDRAWAL OF DEPOSITED PROPERTY ON TRANSFER AND RELATED MATTERS

6.1	Subject to the provisions of this Deed, the Depository shall only cancel Depository Interests and transfer the Deposited Property represented thereby upon the request of the Holder.

6.2
The receipt by the Depository of either a Stock Withdrawal Transaction into Own Name or a Stock Withdrawal Transaction into New Name for a specified number of Depository Interests shall in addition to the meaning attributed to it within the CREST system (if different) be deemed to constitute:

6.2.1
in the event of a Stock Withdrawal Transaction into New Name, an irrevocable instruction to the Depository Interest Registrar to debit the account on the Depository Interest Register of the CREST member who issued such Stock Withdrawal Transaction and credit the account of the transferee specified in such Stock Withdrawal Transaction, whether or not a CREST member, in each case with the relevant number of Depository Interests and for the avoidance of doubt any such transferee whether or not a CREST member shall not become a Holder;

6.2.2
in the event of a Stock Withdrawal Transaction (whether into New Name or Own Name) an irrevocable request from the Holder on the Depository Interest Register for those Depository Interests to be cancelled and for the Deposited Property represented thereby to be withdrawn; and

6.2.3
an irrevocable instruction from the Holder on the Depository Interest Register to the Custodian to immediately transfer the relevant Deposited Property to the transferee specified in such Stock Withdrawal Transaction into New Name or, in the case of a Stock Withdrawal Transaction into Own Name, the Holder of the relevant Depository Interests (in either case the "Transferee") and to pay any money comprised in or referable to the Deposited Property relating to such Depository Interests to such Transferee.

6.3	In respect of any transfer to the Transferee:

6.3.1
the Depository shall be entitled to deliver to the Transferee, in lieu of the relevant Deposited Company Securities to which he is entitled, any securities into which such Deposited Company Securities have been converted, sub-divided, re-denominated or consolidated, any securities which are substituted by the Company for such Deposited Company Securities or any proceeds and/or securities received or issued in lieu of such Deposited Company Securities as a result of any corporate event of or affecting the Company; and

6.3.2
without prejudice to the generality of clause 6.3.1, where the Depository has at the direction of the Holder assented Deposited Company Securities to a third party pursuant to a take-over offer, the Depository shall deliver to the Transferee in question the proceeds and/or securities received in respect of the assented Deposited Company Securities attributed to the Depository Interests being withdrawn in lieu of such Deposited Company Securities;

in each case as soon as practicable following receipt if the same have not been received by the Depository by the time of receipt of the relevant Stock Withdrawal Transaction whether into Own Name or into New Name.

6.4
Notwithstanding the provisions of clause 6, the Depository shall not be required to make arrangements for the transfer of Company Securities of a particular Class during any period when the Share Register is closed.

6.5
The Depository shall not be liable to a Holder or a Transferee if any Deposited Property cannot be delivered to or to the order of a Transferee by reason of any prohibition imposed upon the Depository or the Holder by applicable law or any other matter beyond the Depository's reasonable control.

6.6	Notwithstanding the withdrawal of Deposited Company Securities under this clause 6, income distributions attributable thereto will be dealt with in accordance with clause 5.

6.7
Any person requesting cancellation of Depository Interests may be required by the Depository to furnish it with such reasonable proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to his identity and with such further documents and information as the Depository may reasonably deem necessary or appropriate for the administration or implementation of this Deed in accordance with applicable laws and regulations. The Depository may withhold delivery of the Deposited Property until such items are so furnished.

7.	COMPULSORY WITHDRAWAL

7.1	If it shall come to the notice of the Depository, or if the Depository shall have reason to believe, that any Depository Interests:

7.1.1
are owned directly or beneficially by any person in circumstances which, in the opinion of the Depository, might result in the Depository or the Custodian suffering any liability to taxation or pecuniary, fiscal or material regulatory disadvantage which it might not otherwise have suffered; or

7.1.2
are owned directly or beneficially by, or otherwise for the benefit of, any person in breach of any law or requirement of any jurisdiction or governmental authority or so as to result in ownership of any Company Securities exceeding any limit under, or otherwise infringing the Constitutional Documents of or law applicable to the Company or the terms of issue of the Company Securities; or

7.1.3
are owned directly or beneficially by, or otherwise for the benefit of, any person who fails to furnish to the Depository such proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to his identity, as the Depository may deem necessary or appropriate for the administration or implementation of this Deed in accordance with applicable laws and regulations, including (without limitation) information specified in the CREST Manual; or

7.1.4	are owned by a Holder who ceases at any time to be, or is suspended in whole or in part as, a CREST member for any reason; or

7.1.5	cease to be capable of being held in the CREST system; or

7.1.6
are held by a Holder who has failed to duly and punctually perform any obligation to the Depository or Custodian or the Company imposed upon him by virtue of this Deed or any other agreement or instrument to which he is a party or by which he is bound with respect to those or any other Depository Interests, and in relation to whom the Depository determines that it is appropriate that the provisions of this clause shall apply; or

7.1.7	are held on behalf of a Holder or Holders representing Shares of such value as to require the Depository or Custodian, under applicable law, to make a mandatory offer for other Company Securities, then the Holder shall be deemed to have requested the cancellation of his Depository Interests and the withdrawal of the Deposited Company Securities represented by his Depository Interests and the provisions of clause 762 shall then apply as if the Holder had submitted a Stock Withdrawal Transaction into Own Name.

7.2
If any regulatory authority refuses to approve the holding of the Depository or the Custodian of Company Securities at or above a certain level, and requires the Depository or Custodian to divest itself of some or all of the Company Securities held by it, then:

7.2.1	the Depository will consult with the Company as to what action it proposes to take; and

7.2.2
a Holder or Holders (as appropriate) will be deemed to have requested the cancellation of their Depository Interests and the withdrawal of the Company Securities represented by those Depository Interests and the provisions of clause 6.2 shall then apply as if the Holder had submitted a Stock Withdrawal Transaction into Own Name.

In deciding what action to take the Depository will start from the presumption that all Holders should have their Depository Interests cancelled proportionally, but this presumption may be departed from in any particular case if, in the Depository's view, the circumstances make it appropriate to do so.

7.3
On the Holder being deemed, at the election of the Depository, to have requested the withdrawal of the Deposited Company Securities represented by his Depository Interests pursuant to clause 7.1, the Depository shall make such arrangements to the extent practicable and permitted by applicable law and regulation for the delivery of the Deposited Property represented by the Holder's Depository Interests to the Holder as the Depository shall think fit. Without limitation, the Depository may:-

7.3.1
arrange for the Depository Interests of such Holder to be transferred (or cancelled and re-issued) to a CREST member selected by the Depository who shall hold the same as nominee for such Holder on such terms as the Depository or that CREST member shall think fit; or

7.3.2	arrange for such Depository Interests to be cancelled and for the Deposited Property represented thereby to be transferred to such Holder; or

7.3.3	in its absolute discretion, sell all or part of the Deposited Property and deliver the net proceeds to the Holder.

The Depository shall be entitled to deduct such fees, costs, duties, taxes and charges as may be applicable and any other sums owing to the Depository in accordance with the provisions of this Deed from the Deposited Property or from the net proceeds thereof before delivering the same to the Holder. If any official consents need to be obtained prior to the delivery of the Deposited Property or the net proceeds thereof to the Holder, the Depository shall make such arrangements with respect to the Deposited Property or the net proceeds thereof as it shall see fit.

8.	AUTHORISATIONS, CONSENTS, etc

8.1
The Depository warrants that it is an authorised person under the FSMA and is duly authorised to carry out the custodial and other activities required of it by this Deed in accordance with that Act and undertakes that, if and so long as this Deed remains in force, it shall, at its own burden and expense, maintain that status and authorisation or any corresponding status under any legislation or regulatory requirement in England which may from time to time apply to the carrying on of such activities in addition to or in substitution for the requirements of the FSMA. Subject to clause 9, the Depository further warrants that it shall, and shall procure that every Depository Interest Registrar, Custodian, Agent or other person appointed by the Depository pursuant to this Deed shall, at all times and in all respects comply with and maintain in place all necessary registrations/notifications and procedures to comply with the Data Protection Act 1998 at no cost to any Holder.

8.2
Subject to clause 8.1, if any other governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required in order for the Depository to receive Company Securities to be deposited hereunder and/or for Depository Interests representing the same to be issued pursuant to this Deed, or in order for Company Securities or other securities or property to be distributed or to be subscribed or acquired in accordance with the provisions prescribed in or pursuant to this Deed, the prospective Holder shall apply for such authorisation, consent, registration, or permit or file such report within the time required. The Depository shall not be bound to issue Depository Interests or distribute, subscribe or acquire Company Securities or other property with respect to which such authorisation, consent, registration, permit or such report shall not have been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent, registration or permit or to file any such report except in circumstances where the same may only be obtained or filed by the Depository and only without unreasonable burden or expense.

9.	LIABILITY

9.1
The Depository shall not incur any liability to any Holder or to any other person for any Liabilities suffered or incurred, arising out of or in connection with the performance or non-performance of its obligations or duties whether arising under this Deed or otherwise save to the extent that such Liabilities result from its negligence or wilful default or fraud or that of any person for whom the Depository is vicariously liable provided that the Depository shall not incur any such liability as a result of the negligence or wilful default or fraud of any Custodian or Agent which is not a member of the same group of companies as the Depository unless the Depository shall have failed to exercise reasonable care in the appointment and continued use and supervision of such Custodian or Agent. Nor shall the Depository incur any such liability if any Liability suffered or incurred by the Holder is attributable to or results from the negligence or wilful default or fraud of the Operator or the Company or the acts or omissions of any person who provides banking services in connection with the CREST system. Except in the case of personal injury or death, any liability incurred by the Depository to a Holder under this Deed will be limited to:

9.1.1
the value (at the date the act, omission or other event giving rise to the liability is discovered and as if such act, omission or other event had not occurred) of the Deposited Property that would have been properly attributable (if such act, omission or other event had not occurred) to the Depository Interests to which the liability relates; or if less;

9.1.2
that proportion of £10 million which corresponds to the proportion which the amount the Depository would otherwise be liable to pay to the Holder bears to the aggregate of the amounts that the Depository would otherwise be liable to pay to all or any Holders in respect of the same act, omission or event which gave rise to such liability or if there are no such other amounts, £10 million.

9.2	The Depository shall not incur any liability to any Holder or to any other person if, by reason of:

9.2.1	any provision of any present or future law or regulation of any jurisdiction or of any governmental authority, or by reason of the interpretation thereof; or

9.2.2	any compulsory withdrawal pursuant to clause 7; or

9.2.3	the Constitutional Documents of the Company; or

9.2.4	the provisions of the CREST Manual or CREST Rules or the application thereof; or

9.2.5	any refusal or failure of the Operator or of any other person to provide any service in relation to the CREST system or any operational failure of the CREST system; or

9.2.6	any act or omission of the Company; or

9.2.7	any computer failure; or

9.2.8	any circumstance beyond the reasonable control of the Depository,

and the performance by it or any other person of any act or thing which is required or permitted or contemplated to be done or performed by or pursuant to this Deed shall thereby be prevented or delayed or required to be effected in some manner or to an extent which is different in any respect from that provided for or contemplated by this Deed.

9.3
If and to the extent that by virtue of laws of any jurisdiction outside the United Kingdom, or the application or operation of those laws in any particular event or circumstance, or by virtue of the provisions of the Constitutional Documents or the application or operation of those provisions in any particular event or circumstance, the Depository or the Custodian does not acquire unconditional and absolute title or right to any Deposited Property, or acquires a title or right to any Deposited Property which is in any manner encumbered or defective or liable to be displaced or avoided, or where as a result of an event or circumstance beyond the Depository's reasonable control the Deposited Property is reduced or depleted or the Depository does not hold sufficient Company Securities to cover the Depository Interests in issue, neither the Depository nor the Custodian shall be in any way liable to any Holder or any other person by reason thereof; but in any such case the Depository shall be entitled to take or cause to be taken such action as shall in its opinion be reasonable or appropriate, including without limitation the cancellation without compensation of the Depository Interests of any Holder(s) determined by the Depository whether or not such Holder(s) are in any way responsible for the relevant event or circumstance; and each Holder agrees that, by acquiring and holding Depository Interests representing Company Securities by means of the arrangements contemplated by this Deed, he accepts the risk that, by virtue of such laws or terms and conditions, or the application or operation thereof, or any such event or circumstance, his interest in any relevant Deposited Property may not be entire, complete and unimpeachable.

If the Depository becomes entitled to take or cause to be taken action as aforesaid, it will in its sole discretion consider whether it may directly or indirectly transfer or make available to any Holder adversely affected, in whole or in part, the benefit of any rights, claims or other assets which may be available to the Depository and which pertain to the matter(s) giving rise to the relevant event or circumstance.

9.4
The Depository may rely on, and shall not be liable for any loss suffered by any Holder or any other person by reason of its having accepted (or the Custodian or any other Agent or the Company or its agents having accepted) as valid and having relied upon, any written notice, request, direction, transfer, certificate for Company Securities (or other securities) electronic communication or any other document or any translation thereof or communication reasonably believed by it in good faith to be genuine notwithstanding that the same shall have been forged or shall not be genuine or accurate or shall not have been duly authorised or delivered.

9.5
The Depository may act, or take no action, on the advice or opinion of, or in reliance upon, any certificate or information obtained from, the Company or any reputable lawyer, valuer, accountant, banker, broker, information provider, settlement system operator registrar or other expert whether obtained by the Company, the Depository or otherwise and shall not except where any such person is a member of the same group of companies as the Depository be responsible or liable to any Holder or any other person for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons depositing Company Securities or otherwise entitled to the issue of Depository Interests. Any such advice, opinion, certificate or information may be sent or obtained by letter, telex, facsimile transmission, e-mail, telegram, cable or other electronic communication and the Depository shall not be liable for acting on any such advice, opinion, certificate or information notwithstanding that the same shall have been forged or shall not be genuine or accurate.

9.6
The Depository may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate, letter or other written communication, purporting to be signed on behalf of the Company by a director of the Company or by a person duly authorised in writing by a director of the Company or such other certificate from any such person as is specified in clause 9.5 which the Depository considers appropriate and the Depository shall not be bound in any such case to call for further evidence or be responsible to any Holder or any other person for any loss or liability that may be occasioned by the Depository acting on such certificate.

9.7
The Depository shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of any of its obligations, including, without limitation, those arising under or in connection with applicable law, or any contract or instrument to which the Company is a party or by which it or any of its assets is bound. The Depository makes no representation or recommendation to any person regarding the financial condition of the Company or the advisability of acquiring Depository Interests or Company Securities or other property or as to the type or character or suitability of them and takes no responsibility for the operations of the Company or the effect of them on the value of the relevant Company Securities or Depository Interests or any rights derived from them.

9.8
The Depository, the Custodian and any Agent may engage or be interested in any financial or other business transactions with the Company or any other member of any group of which the Company is a member, or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in Depository Interests for their own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by them otherwise than in the capacity of Depository or Custodian or Agent (as the case may be) in relation to matters arising under this Deed (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holders or any other person for any profit arising from it.

9.9
The Depository shall endeavour to effect any sale of securities or other property or transferable right and any conversion of currency as is referred to or contemplated by this Deed in accordance with its normal practices and procedures but shall have no liability with respect to the terms of such sale or conversion or if the effecting of such sale or conversion shall not be reasonably practicable.

9.10
The Depository shall have no responsibility whatsoever to any Holder or any other person as regards any deficiency which might arise because the Depository is subject to or accountable for any tax in respect of any or any part of the Deposited Property or any income or capital distribution or other payment arising from it or any proceeds of sale. The Depository shall be entitled to make such deductions from the Deposited Property or any income or capital arising from it or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required by applicable law in order to comply with its obligations to account for any tax liability in respect thereof.

9.11
Without prejudice to any other powers which the Depository may have hereunder, the Depository shall be entitled to enter into any agreement with or give any undertakings to any relevant taxation authority concerning the taxation status of the transactions effected pursuant to this Deed and to do all such things as may be required under the terms of any such agreement or undertakings.

9.12
Notwithstanding anything else contained in this Deed but subject always to the rights of a Holder under clause 5, the Depository may refrain from doing anything which could or might, in its reasonable opinion, be contrary to any law of any jurisdiction or any of the CREST Rules or any regulation or requirement of any regulatory authority or other body which is binding upon it, or which would or might otherwise in its reasonable opinion render it liable to any person and the Depository may do anything which is, in its opinion, necessary to comply with any such law, regulation or requirement or which is in its opinion necessary to avoid any such liability.

9.13
No provision of this Deed shall require the Depository to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. If, notwithstanding this provision, the Depository reasonably does so, it shall be entitled to make such deductions from the Deposited Property or any income or capital arising from it or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale as may be required to account for any loss or liability suffered by the Depository in respect of the Deposited Property.

9.14
All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Holders or their agents will be delivered to or sent to or from them at their own risk.

9.15
The Depository shall not be liable to a Holder in respect of any of its obligations under this Deed if it is unable to fulfil those obligations by reason of any prohibition imposed upon the Depository or the Holder by applicable law, any benefit attaching to Company Securities being unable to pass through the CREST system and alternative arrangements not being agreed with the Company or any other matter beyond the Depository's reasonable control.

9.16	Nothing in this Deed shall require the Depository to disclose Sensitive Information to a Holder. "Sensitive Information" is information:

9.16.1	that the Depository receives under any obligation of confidence; or

9.16.2	the disclosure of which in the Depository's reasonable opinion might amount to a breach of law or regulation or the rules of any market on which Company Securities are listed or traded.

9.17	The Depository shall not be liable to any Holder in respect of losses incurred in connection with any failure to disclose Sensitive Information pursuant to clause 9.16.

10.	DEPOSITORY'S FEES AND EXPENSES

10.1	The Depository shall be entitled to charge Holders in respect of the provision of its services under this Deed the fees and expenses notified from time to time.

10.2
The Depository shall not be liable for any taxes, duties, charges, costs or expenses which may become payable in respect of the Deposited Company Securities or other Deposited Property or the Depository Interests, whether under any present or future fiscal or other laws or regulations or otherwise, and such amount as is proportionate or in the opinion of the Depository referable to a Depository Interest shall be payable by the Holder to the Depository at any time on request; or may be deducted from Deposited Property held for the account of the Holder and/or from any amount due or becoming due on such Deposited Property in respect of any dividend or other distribution. In default of this, the Depository may in its sole discretion sell, and for the account of the Holder discharge the same out of the proceeds of sale of, any appropriate number of Deposited Company Securities or other Deposited Property, and subsequently pay any surplus to the Holder.

11.	INDEMNITIES

11.1
A Holder shall be liable for and shall indemnify the Depository and the Custodian and their respective agents, officers and employees and hold each of them harmless from and against, and shall reimburse each of them for, any and all Liabilities, arising from or incurred in connection with, or arising from any act performed in accordance with or for the purposes of or otherwise related to, this Deed insofar as they relate to Deposited Property held for the account of, or Depository Interests held by, that Holder, except for Liabilities caused by or resulting from any wilful default or negligence or fraud of (i) the Depository or (ii) the Custodian or any Agent if such Custodian or Agent is a member of the same group of companies as the Depository or if, not being a member of the same group of companies, the Depository shall have failed to exercise reasonable care in the appointment and continued use and supervision of such Custodian or Agent. The Depository shall be entitled to make such deductions from the Deposited Property or any income or capital arising from it or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale as may be required to discharge the obligations of the Holder(s) under this clause.

11.2	The obligations of each Holder under clause 11.1 shall survive any termination of this Deed in whole or in part and any resignation or replacement of the Depository and any Custodian.

11.3
Should any amount paid or payable under this Deed by a Holder be itself subject to tax in the hands of the recipient or be required by law to be paid under any deduction or withholding, the relevant Holder(s) will pay such sums as will after any such tax, deduction or withholding leave the recipient with the same amount as he would have had if no such tax had been payable and no deduction or withholding had been made and such payments and adjustments shall be made as may be necessary to give effect to this clause 11.3.

12.	AGENTS

12.1
The Depository may from time to time appoint one or more Agents on such terms as the Depository may think fit to perform any obligations of the Depository under this Deed and the Depository may remove any such Agent.

12.2
In particular but without prejudice to the generality of clause 12.1, the Depository shall be entitled to delegate by power of attorney or otherwise to any Agent, all or any of the powers, authorities and discretions vested in the Depository by this Deed and such delegation may be made upon such terms and subject to such conditions, including the power to sub-delegate, as the Depository may think fit.

12.3
Notice of any appointment or removal pursuant to clause 12.1 or any delegation pursuant to clause 12.2 shall, where such matter is in the opinion of the Depository material to the Holders of any series of Depository Interests, be given by or for the Depository to the Holders of that or those series.

13.	RESIGNATION OF THE DEPOSITORY

13.1	Subject to clause 13.2, the Depository may resign as Depository by giving at least 30 days' prior notice in writing to that effect to the Holders.

13.2
The resignation of the Depository shall take effect on the date specified in such notice provided that no such resignation shall take effect until the appointment by the Depository of a successor Depository. The Depository undertakes to use its reasonable endeavours to procure the appointment of a successor Depository with effect from the date specified in such notice as soon as reasonably practicable following the giving of notice of resignation. Upon any such appointment and acceptance, notice shall be given by or for the Depository to the Holders as soon as reasonably practicable.

13.3
Upon the resignation of the Depository (referred to in this clause 13.3 as the "Retiring Depository") and against payment of all sums due to the Retiring Depository under this Deed, the Retiring Depository shall deliver to its successor as Depository (the "Successor") sufficient information and records to enable the Successor efficiently to perform its obligations under this Deed and shall transfer to the Successor or to a Custodian or other Agent appointed by the Successor all Deposited Property held by the Retiring Depository as trustee under this Deed. Upon the date when such resignation takes effect, any Custodian appointed by the Retiring Depository shall be instructed by the Retiring Depository to transfer to the Successor or to a Custodian or other Agent appointed by the Successor the Deposited Property held by it pursuant to this Deed.

14.	TERMINATION OF DEED

14.1
The Depository may terminate this Deed either in its entirety or in respect of one or more series of Depository Interests by giving not less than 30 days' prior notice to that effect to the Holders of the Depository Interests concerned. Upon such notice, each Holder shall be deemed to have requested the cancellation of its Depository Interests and the withdrawal of the Deposited Company Securities represented by its Depository Interests and clause 14.3 shall apply.

14.2	Termination of this Deed for whatever reason shall be without prejudice to any and all accrued rights, obligations and liabilities of the Depository and any Holder as at the date of termination.

14.3
During the period from the giving of such notice to the Holders until termination, each Holder shall be obliged to cancel the Depository Interests held by it and withdraw the Deposited Property relating to it in accordance with the terms of this Deed.

14.4
If any Depository Interests in respect of which this Deed is terminated remain outstanding after the date of termination, the Depository shall as soon as reasonably practicable (i) deliver the Deposited Property then held by it under this Deed in respect of the Depository Interests to the respective Holder; or, at its discretion (ii) sell all or part of such Deposited Property; (iii) request the Operator to remove the relevant Depository Interests from the CREST system and (iv) following such removal shall not register transfers of the relevant Depository Interests, pass on dividends or distributions or take any other action in respect of such Deposited Property, except that it shall, as soon as reasonably practicable, deliver the net proceeds of any such sale, after deducting any sums then due to the Depository, together with any other cash then held by it under this Deed, pro rata to Holders in respect of their Depository Interests. After making such sale, the Depository shall, without prejudice to clause 14.2, be discharged from all further obligations under this Deed, except its obligation to account to Holders for such net proceeds and other cash comprising the Deposited Property without interest.

14.5	For the avoidance of doubt, any obligations of a Holder herein to make payments to the Depository and indemnify it shall survive any such termination.

15.	AMENDMENT OF DEED

15.1
All and any of the provisions of this Deed (other than this clause) may at any time and from time to time be amended or supplemented by the Depository in any respect which it may deem necessary or desirable by a deed supplemental to this Deed.

15.2
Notice of any amendment or supplement, other than an amendment or supplement of a minor or technical nature which does not in the reasonable opinion of the Depository materially affect the interests of the Holders of the Depository Interests concerned, shall be given by or for the Depository to the Holders of such series within 30 days of the amendment or supplement taking effect.

15.3
Any amendment or supplement which shall, in the reasonable opinion of the Depository, be materially prejudicial to the interests of the Holders as a whole or to the Holders of one or more series of Depository Interests shall only be made following consultation with the Company and shall not take effect until 40 days after service of notice on the Holders at which time the Holders shall be deemed to have accepted the amendment or supplement.

15.4
The Depository shall not be obliged to have regard to the consequences for the Holders of any proposed amendment or supplement to this Deed or the exercise of any power conferred on the Depository by this Deed except to the extent expressly provided in this Deed.

16.	FURTHER ACKNOWLEDGEMENTS BY THE HOLDER

16.1	The Holder acknowledges and agrees that:-

16.1.1
the Depository has no responsibility for the operation or non-operation of the CREST system; accordingly, the Depository shall be entitled without further enquiry to execute or otherwise act upon instructions or information or purported instructions or information received by means of the CREST system notwithstanding that it may afterwards be discovered that such instructions or information were not genuine or were not initiated by the Operator, a CREST member or other person authorised to give them; any such execution or action by the Depository shall, save in the case of wilful default or reckless disregard of its obligations, constitute a good discharge to the Depository, which shall not be liable for any Liabilities suffered or incurred by the Holder or any other person arising in whatever manner directly or indirectly from and/or as a result of such execution or action;

16.1.2
the Depository and the Custodian rely on the Company and/or the Share Registrar to supply information relating to cash distributions, corporate actions, forthcoming meetings of the holders of those securities and other matters having a bearing on the rights of persons holding Depository Interests representing Company Securities; accordingly the content of the information made available to Holders and the time at which such information is available will reflect the content of and timing of the supply of information to the Depository, the Custodian or its nominee, for which no responsibility is accepted;

16.1.3
the Holder shall not cause or endeavour to cause the Depository, the Custodian or its nominee to make or assert any right or claim whatsoever against the Operator or the Company or its directors, officers, employees or agents;

16.1.4
the Depository and the Custodian may hold Holders' money entitlements in client bank accounts outside the United Kingdom on a pooled basis pending distribution and such money may not be protected as effectively as money held in a bank account in the United Kingdom; in particular, the relevant bank may be entitled to combine funds held in a client bank account with any other account of the Depository or the Custodian or to exercise any right of set-off or counterclaim against money held in a client bank account in respect of any sum owed to it on any other account by the Depository or the Custodian;

16.1.5
the Depository undertakes to take reasonable care in the selection and continued use of any person who provides banking and related services in connection with the Deposited Company Securities but neither the Depository nor the Custodian is responsible for the acts or omissions of any such person; and the Holder further acknowledges and agrees that any such person is responsible only to any or both of the Depository and the Custodian and undertakes to take no action to recover damages, compensation or payment or remedy of any other nature from any such person; and that

16.1.6	nothing in this Deed shall prevent the Depository carrying out nominee or depository services for anybody else.

17.	LIABILITY TO PAY STAMP DUTY RESERVE TAX

17.1
The Holder agrees and acknowledges that if and to the extent that stamp duty reserve tax ("SDRT") is not payable on agreements to transfer certain Depository Interests by virtue of the Stamp Duty Reserve Tax (UK Depository Interests in Foreign Securities) Regulations 1999, it shall be the responsibility of the Holder, and not the Depository or any other person, to ensure that any Depository Interests which the Holder is proposing to acquire or dispose of by means of the CREST system and which are identified by the CREST system as being exempt from the charge to SDRT on their transfer are so exempt.

17.2	The Holder undertakes:

17.2.1
to notify the Operator and the Depository immediately if Depository Interests which the Holder is proposing to acquire or dispose of by means of the CREST system and which are identified by the CREST system as being exempt from the charge to SDRT on their transfer are not so exempt; and

17.2.2
to pay to the Operator any SDRT and any interest, charges or penalties in relation to late or non-payment of SDRT arising directly or indirectly from any agreement of the Holder to acquire or dispose of Depository Interests or Company Securities represented or to be represented by Depository Interests which are not exempt for whatever reason from the charge to SDRT on their transfer and to hold the Depository harmless from any and all Liabilities arising from or incurred in connection therewith.

17.3
For the purposes of this clause 17, a CREST member will be taken to be proposing to acquire Depository Interests or to have entered into an agreement to acquire Depository Interests if he acquires Depository Interests from another CREST member or if the Depository Interests are to be issued to him and to be proposing to dispose of Depository Interests or to have entered into an agreement to dispose of Depository Interests if he disposes of Depository Interests to another CREST member or if the Depository Interests would, as a result, be cancelled.

18.	REGULATORY REQUIREMENTS

18.1
The Depository is regulated in the conduct of its investment business (which for these purposes is taken to refer to the safeguarding and administration of the holdings of Company Securities in the manner described in this Deed) by the FSA. The following further provisions apply in relation to such investment business.

18.2	The Holder may give instructions to the Depository in the manner described in this Deed. The Depository will not specifically acknowledge such instructions.

18.3
The Depository has established procedures in accordance with the requirements of the FSA for the effective consideration of complaints by Holders. All formal complaints should be made in writing to the compliance officer of the Depository at the registered office address of the Depository from time to time. In addition, Holders have a right of complaint direct to the Financial Ombudsman Service.

18.4	A statement is available from the Depository describing Holders' rights to compensation if the Depository is unable to meet its liabilities.

18.5
None of the Depository, the Custodian or its nominee shall (a) arrange for any Company Securities or other Deposited Property to be lent to any other person, or (b) charge in favour of any other person any such property as security.

19.	DISCLOSURE OF OWNERSHIP, etc

19.1	The Depository or the Custodian may from time to time require from any Holder or former or prospective Holder:

19.1.1
information as to the capacity in which such Holder owns, owned, holds or held Depository Interests and regarding the identity of any other person or persons who then or previously has or has had any interest of any kind whatsoever in such Depository Interests and/or the underlying Company Securities represented thereby and the nature of any such interest; and

19.1.2
evidence or declaration of nationality or residence of the legal or beneficial owner(s) of Depository Interests registered or to be registered in his name and such information as is required for the transfer of the relevant Company Securities to the Holder, and such other information as may be necessary or desirable for the purposes of this Deed or any other agreement or arrangement relating to the CREST system. Each Holder agrees to provide any such information requested by the Company or the Depository or the Custodian and consents to the disclosure of such information by the Depository or Custodian or the Company to the extent necessary or desirable to comply with their respective legal or regulatory obligations in any jurisdiction or any provision of the Constitutional Documents of the Company.

19.2
To the extent that provisions of or governing any Company Securities or the Constitutional Documents of the Company or applicable law or regulation in any jurisdiction may require the disclosure to the Company of, or limitations in relation to, beneficial or other ownership of or any interest of any kind whatsoever in Company Securities or other securities, the Holders of Depository Interests shall comply with the provisions of such Constitutional Documents, and applicable laws and regulations and with the Company's instructions in respect of such disclosure or limitation, as may be forwarded to them from time to time by the Depository. Holders shall comply with all such disclosure requirements of the Company from time to time.

20.	NOTICES

Any notice shall be in writing and signed by or on behalf of the person giving it. Except in the case of personal service, any such notice shall be sent or delivered to the party to be served, in the case of the Depository, at the address set out above and marked for the attention of the Company Secretary and, in the case of a Holder, at the address set out in the Depository Interest Register. Any alteration in the details of the party to be served shall, to have effect, be notified to the other party in accordance with this clause. Service of a notice must be effected by one of the following methods:-

20.1.1	personally on any person or on a director or officer or the secretary of any party and shall be treated as served at the time of such service;

20.1.2
by prepaid first class post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) business day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was correctly addressed, postage paid and posted;

20.1.3	by delivery of the notice through the letterbox of the party to be served and shall be treated as served on the first business day after the date of such delivery;

20.1.4	if by fax when received in a legible form; or

20.1.5	if by e-mail or other electronic communication (such contact details as agreed by the party to be served) when received in a legible form.

21.	SEVERABILITY

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

22.	COPIES OF DEED

A Holder shall be entitled to one copy of this Deed upon payment of a reasonable copying charge upon written request made to the Depository.

23.	GOVERNING LAW AND JURISDICTION

23.1	This Deed and the Depository Interests shall be governed by and construed in accordance with English law.

23.2
For the benefit of the Depository, the Holder irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed. For such purposes, the Holder irrevocably submits to the jurisdiction of the courts of England.

23.3
The Holder irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 23.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agree not to claim any such court is not a convenient or appropriate forum.

23.4
The submission to the jurisdiction of the courts referred to in clause 23.2 shall not (and shall not be construed so as to) limit the right of the Depository to take proceedings against the Holder in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

24.	OVERRIDING PROVISIONS

24.1
For so long as the Depository Interests remain a participating security in CREST, no provision of this Deed or of any other instrument relating to the Depository Interests of that series shall apply or have effect to the extent that it is in any respect inconsistent with:-

24.1.1	the holding of the Depository Interests in uncertificated form;

24.1.2	the transfer of title to the Depository Interests by means of a relevant system; or

24.1.3	the Regulations.

24.2	Without prejudice to the generality of clause 24.1 and notwithstanding anything contained in this Deed or any such instrument:-

24.2.1	all Depository Interest Registers shall be maintained at all times in the United Kingdom;

24.2.2	Depository Interests may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

24.2.3	title to the Depository Interests which are recorded on a Depository Interest Register as being held in uncertificated form may be transferred by means of the relevant system concerned;

24.2.4	the Depository shall comply with the provisions of regulations 25 and 26 of the Regulations in relation to the Depository Interests;

24.2.5	regulation 41 of the Regulations may be applied by the Depository where relevant; and

24.2.6	a number of persons up to but not exceeding four may be registered as joint holders of a Depository Interest.

SCHEDULE

TO THE TRUST DEED POLL BY CAPITA IRG TRUSTEES LIMITED

in respect of securities in relation to

Medgenics, Inc.

Unless the context otherwise requires, in this Deed the following expressions shall have the meanings ascribed below:-

Admission Date	4th December 2007
Board Resolution
the resolution of the Board of Directors of the Company duly passed on [        ] 2008 by virtue of which the Company treats a CREST Transfer or a Demat Form in which either no transferee or a transferee other than the Custodian is specified together with a Stock Deposit Transaction for a number of Depository Interests equivalent to that specified in such CREST Transfer or Demat Form as valid instruments of transfer of shares in the capital of the Company and to authorise the same for registration as valid transfers of the number of securities specified therein to the Custodian;

Company
Medgenics, Inc., a company incorporated and registered in the Territory with limited liability under the Delaware General Corporation Law under file number 3166521 and the common shares of which have been admitted to trading on the Market;

First Series of Depository Interests
all Depository Interests from time to time constituted and issued in accordance with this Deed in relation to Company Securities which are common shares of US$0.0001 par value each having the rights set out in the Constitutional Documents of the Company;

Market	Alternative Investment Market ("AIM") of the London Stock Exchange plc;
Territory	United States of America where the Company is incorporated and registered.

IN WITNESS whereof this Deed has been duly entered into the day and year first above written.

The Common Seal of	)
CAPITA IRG TRUSTEES LIMITED	)
was hereunto affixed in	)
the presence of:	)